UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 21, 2012 (Date of earliest event reported)
Native American Energy Group, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54088 (Commission File Number)	65-0777304 (IRS Employer Identification Number)

108-18 Queens Blvd., Suite 901 Forest Hills, NY (Address of principal executive offices)		11375 (Zip Code)
(718) 408-2323 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 8.01 is incorporated herein by this reference.

Item 8.01. Other Events

On June 21, 2012, the Depository Trust Company (DTC) restored electronic clearance and settlement services for the Company’s “NAGP” security. DTC facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference Notice sent to all DTC Participants, Depository Facilities and Pledgee Banks, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 which is incorporated herein by reference.

A copy of the press release issued by the Company announcing the restoration of clearance and settlement services is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit	No. Description

99.1	DTC Notice sent to all Participants, Depository Facilities and Pledgee Banks

99.2	Press Release issued by Native American Energy Group, Inc. on June 25, 2012.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2012	NATIVE AMERICAN ENERGY GROUP, INC.

	By:	/s/ Raj S. Nanvaan
Raj S. Nanvaan Chief Financial Officer